FEDERAL INSURANCE COMPANY
Endorsement No:	4
Bond Number:	81391975
NAME OF ASSURED: GREEN CENTURY FUNDS

NAME OF ASSURED ENDORSEMENT
It is agreed that the NAME OF ASSURED in the DECLARATIONS is amended to read as follows:

Green Century Balanced Fund
Green Century Equity Fund

This Endorsement applies to loss discovered after 12:01 a.m. on August 4, 2007.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: August 30, 2007

Authorized Representative

ICAP Bond
Form 17-02-0949 (Ed. 1-97)	Page 1